UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2012

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606
(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2012, AFC Enterprises, Inc. (the “Company”) held its 2012 Annual Shareholders Meeting. The shareholders elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

John M. Cranor, III For: 21,816,483 Withheld: 179,250 Non-votes: 521,611	Carolyn Hogan Byrd For: 21,902,209 Withheld: 93,524 Non-votes: 521,611

Krishnan Anand For: 21,823,572 Withheld: 172,161 Non-votes: 521,611	John F. Hoffner For: 21,801,349 Withheld: 194,384 Non-votes: 521,611

Victor Arias, Jr. For: 21,825,601 Withheld: 170,132 Non-votes: 521,611	R. William Ide, III For: 21,952,899 Withheld: 42,834 Non-votes: 521,611

Cheryl A. Bachelder For: 21,977,860 Withheld: 17,873 Non-votes: 521,611	Kelvin J. Pennington For: 21,802,751 Withheld: 192,982 Non-votes: 521,611

The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012 with votes cast as follows:

For: 22,419,120

Against: 98,194

Abstain: 30

The shareholders also voted to approve, on an advisory basis, the compensation of the named executive officers with votes cast as follows:

For: 21,116,369

Against: 389,675

Abstain: 489,689

Non-votes: 521,611

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: May 16, 2012	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel,
Chief Administrative Officer and
Corporate Secretary